UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant		[ X ]
Filed by a Party other than the Registrant		[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
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(as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

PremierWest Bancorp
(Name of Registrant as Specified in Its Charter)
_____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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PremierWest Bancorp

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

MAY 25, 2006

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PREMIERWEST BANCORP
 503 Airport Road
Medford, Oregon 97504

_________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD May 25, 2006
___________________________________________________

To the shareholders of PremierWest Bancorp:

        Notice is hereby given that the annual meeting of shareholders of PremierWest Bancorp will be held at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Thursday May 25, 2006, at 1:30 p.m. for the following purposes:

(1)	To elect directors to serve one-year terms or until their successors are duly elected and qualified;
(2)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 31, 2006, as the record date. Only shareholders of record as of the close of business on the record date are entitled to notice of and to vote at the meeting or any adjournments thereof. Further information regarding voting rights and the business to be transacted at the meeting is presented in the proxy statement.

        You are cordially invited to attend the meeting. Even if you plan to attend the meeting, we encourage you to complete, sign, date and promptly return the attached proxy using the envelope provided to ensure that your shares are represented regardless of the number you own.

        The officers and personnel, who serve you, genuinely appreciate your continued interest in the affairs of PremierWest Bancorp, its growth and development.

April 10, 2006	BY ORDER OF THE BOARD OF DIRECTORS

Richard R. Hieb Senior Executive Vice President Secretary

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PREMIERWEST BANCORP
 503 Airport Road
Medford, Oregon 97504

PROXY STATEMENT

        This proxy statement, proxy card, Notice of Annual Meeting of Shareholders, and the 2005 Annual Report are being furnished to shareholders of PremierWest Bancorp ("Bancorp") in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders to be held at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Thursday May 25, 2006, at 1:30 p.m. This proxy statement and related materials are being mailed to shareholders on or about April 10, 2006.

Summary of Proposals

        At the meeting, shareholders will vote to elect a board of directors to serve until the annual meeting of shareholders in 2007. The Board of Directors has nominated John L. Anhorn, Richard R. Hieb, John A. Duke, Thomas R. Becker, Dennis N. Hoffbuhr, Patrick G. Huycke, James L. Patterson, Rickar D. Watkins, Brian Pargeter and John B. Dickerson as directors. All of the nominees are current board members. The Board of Directors unanimously recommends voting for all of the nominees. For more information about the director nominees and related information pertinent to the election of directors, please refer to the information set forth in Proposal No. 1.

VOTING AT THE MEETING

Who May Vote

        Only the shareholders shown on our records as of March 31, 2006, are entitled to notice of, and to vote at, the meeting. Holders of Series A Preferred stock are not eligible to vote on the matter presented in Proposal No. 1.

Voting Your Shares

        You may vote your shares at the meeting either in person or by proxy. You may also vote by telephone or via the internet. For more information regarding how to vote using either of these two methods, please refer to the information on the proxy card.

        Each share is entitled to one vote. If your shares are held by a broker, bank or other nominee (in "street name"), you must give voting instructions to that nominee. If your shares are held in street name, you must contact the nominee holder of the shares to revoke a proxy or to change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held in street name.

Voting by Proxy

        Even if you intend to attend the meeting, we recommend that you vote by proxy. The Board of Directors has designated John L. Anhorn and Richard R. Hieb to serve as proxy holders for the meeting and their names appear on the proxy card. You may vote your shares by marking the enclosed proxy card to indicate your vote on the matters presented at the meeting and the proxy holders will vote your shares as instructed. If no instructions are given, the proxy will be voted FOR the election of the nominees for directors and in the proxy holder's discretion on any other matters that may properly come before the shareholders at the meeting.

Determining a Quorum

        A majority of the outstanding shares of common stock must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business. If you attend the meeting or submit a proxy but abstain from voting on a given matter, your shares will count as present for determining a quorum. If you do not sign your proxy, your shares can not be voted at the meeting and your shares will not count as present for determining a quorum.

Counting Votes

        Directors are elected by a plurality of votes, which means that the nominees receiving the most votes will be elected regardless of the number of votes cast in favor of each nominee. You may not accumulate votes.

Revoking a Proxy

        The Board of Directors is soliciting proxies in the form enclosed. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote. A proxy may be revoked by a holder of record prior to its exercise at the meeting by (a) presenting a proxy bearing a later date; (b) by submitting a written revocation to Richard R. Hieb, Senior Executive Vice President & Corporate Secretary, at PremierWest Bancorp, P.O. Box 40, Medford, Oregon 97501, prior to commencement of the meeting; or (c) if the shareholder is present at the meeting, by oral request or submission of such an instrument of revocation at the meeting. A shareholder attending the meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so. Attendance at the meeting will not, of itself, revoke a proxy.

Director and Officer Stock Ownership

        Our authorized capital stock consists of 50,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock. As of February 27, 2006, there were approximately 15,389,459 shares of common stock issued and outstanding and entitled to vote at the meeting; and there were 11,000 shares of Series A Preferred Stock issued and outstanding; none of which are entitled to vote at the meeting. As of February 27, 2006, directors, executive officers, and principal shareholders, together with their affiliates, had beneficial ownership of 1,770,833 common shares; of which 1,426,924 shares are entitled to vote. These shares represent 9.27% of the total shares outstanding and entitled to vote at the meeting.

Cost of Proxy Solicitation

        PremierWest Bancorp will bear the cost of this proxy solicitation. We do not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. In addition to solicitation of proxies by mail, we may also use officers and regular employees to solicit proxies from shareholders, either in person or by telephone, fax, or letter, without extra compensation.

Shareholders are requested to complete, date, and sign the accompanying proxy card and return it promptly in the envelope provided.

BUSINESS OF THE MEETING

The following matter will be presented for shareholder action at the annual meeting:

PROPOSAL No. 1

Election of Directors

        In accordance with our Bylaws, the Board of Directors has established the number of directors at ten (10). Directors are elected by the shareholders at the annual shareholders' meeting and serve until the next annual meeting or until their successors are elected and qualified. The Board of Directors has nominated the following persons to serve as directors for the ensuing year.

Nominees

        The named nominees all served as Directors of Bancorp and its subsidiary PremierWest Bank during 2005.

Name of Nominee	Age	Director Since*

John L. Anhorn	63	1998
Richard R. Hieb	61	1998
John A. Duke	67	1990
Rickar D. Watkins	59	2000
Patrick G. Huycke	56	1990
Brian Pargeter	63	2000
Dennis N. Hoffbuhr	57	1990
Thomas R. Becker	54	2000
James L. Patterson	66	1999
John B. Dickerson	65	2004

*Includes service on PremierWest Bank and predecessor, Bank of Southern Oregon.

        The proxy holders intend to vote FOR the election of the nominees listed above. If any nominee is unwilling or unable to serve, the proxy will be voted by the individuals named in the proxy for such substitute nominee as the Board of Directors may designate. Management has no reason to believe any nominee will be unavailable.

NOMINEES FOR DIRECTORS

         John L. Anhorn is the President and Chief Executive Officer of PremierWest Bancorp and has been a director since its formation and served as a director of its predecessor, Bank of Southern Oregon, since May 1998. Mr. Anhorn is a member of the Executive Committee. Mr. Anhorn also serves as a Director and the President & Chief Executive Officer of PremierWest Bancorp's subsidiary PremierWest Bank. Mr. Anhorn previously served as President of Western Bank until April 1997, when Western Bank was acquired by Washington Mutual Bank. Mr. Anhorn has over forty (40) years experience in the banking industry.

       Richard R. Hieb is the Senior Executive Vice President & Chief Operating Officer and Secretary of PremierWest Bancorp and has been a director since its formation and served as a director of its predecessor, Bank of Southern Oregon since May 1998. Mr. Hieb is a member of the Executive

Committee. Mr. Hieb also serves as a Director and the Senior Executive Vice President & Chief Operating Officer of PremierWest Bank. Previous to his employment with PremierWest Mr. Hieb was Executive Vice President & Chief Administrative Officer of Western Bank, until it was acquired by Washington Mutual Bank in April 1997. Mr. Hieb has in excess of forty (40) years experience in the banking industry.

        Thomas R. Becker was a Director of United Bancorp, which was acquired through a merger with PremierWest Bancorp and joined the board as a result of that merger. Mr. Becker serves on the Company's Audit Committee. Mr. Becker has served as Executive Director of the Rogue Valley Manor, a continuing care retirement community in Medford, Oregon since 1978. In 1990, he became the Chief Executive Officer of Pacific Retirement Services, Inc., the parent corporation of 28 organizations providing housing and related services to over 3,000 seniors in Oregon, California and Texas. Mr. Becker also serves as a Director of Lithia Motors, Inc., a public corporation headquartered in Medford, Oregon.

        John A. Duke is the Chairman of the Board and has served in that capacity with PremierWest Bancorp since its formation and served as a director with its predecessor, Bank of Southern Oregon, since its organization in 1990. Mr. Duke serves as Chairman of the Company's Executive Committee. Mr. Duke also served as a Director for Jefferson State Bank, Medford, Oregon, until First Interstate Bank acquired it. Mr. Duke is the owner of Superior Athletic Clubs, Medford, Oregon and is a self-employed investment manager.

        Dennis N. Hoffbuhr has served as a Director of PremierWest Bancorp since its formation and served as a director of its predecessor, Bank of Southern Oregon, since its formation in 1990. Mr. Hoffbuhr is the owner and President of Hoffbuhr and Associates, Inc., a land surveying and land use planning firm in Medford, Oregon. Mr. Hoffbuhr is a registered land surveyor certified by the Oregon State Board of Engineering Examiners.

        Patrick G. Huycke has served as a Director of PremierWest Bancorp since its formation, and served as a director of its predecessor, Bank of Southern Oregon, since 1994. Mr. Huycke is the Vice Chairman of the Board of Directors. Mr. Huycke is an attorney with Huycke, O'Connor & Jarvis, LLP. Mr. Huycke is a member of the Company's Executive Committee. Mr. Huycke received his law degree from Willamette University and has practiced law since 1975.

        James L. Patterson has served as a Director of PremierWest Bancorp since its formation and served as a director of its predecessor, Bank of Southern Oregon, since 1999. Mr. Patterson also serves as Chairman of the Company's Audit Committee and is a member of the Executive Committee. Mr. Patterson retired from Pacific Power & Light with thirty-four (34) years of service. He is a self-employed business consultant.

        Rickar D. Watkins previously served as a Director of United Bancorp and its subsidiary Douglas National Bank from 1993 until its merger with PremierWest Bancorp in May, 2000, at which time he joined the board of PremierWest Bancorp. Mr. Watkins is the President of a medical supply company he founded in 1974.

        Brian Pargeter previously served as a Director of United Bancorp and its subsidiary Douglas National Bank until its merger with PremierWest Bancorp in May, 2000, at which time he joined the board of PremierWest Bank. Mr. Pargeter was elected to the board of PremierWest Bancorp in 2002 and serves on the Executive Committee and the Audit Committee of the Company. Mr. Pargeter is President and majority owner of Umpqua Insurance Agency, where he has been employed since 1967.

        John B. Dickerson previously served as a Director of Mid Valley Bank until its merger with PremierWest Bank in January 2004, at which time he joined the Board of PremierWest Bancorp. Mr. Dickerson served as Chief Executive Officer of Mid Valley Bank from 1990 until its merger with PremierWest in January 2004, at which time he retired.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES SET
FORTH ABOVE TO SERVE AS DIRECTORS OF THE COMPANY

OTHER EXECUTIVE OFFICERS

        In addition to Mr. Anhorn and Mr. Hieb, whose information is set forth in the Nominees for Director section, the age, business experience, and position of executive officers of PremierWest Bancorp and its subsidiary PremierWest Bank is as follows:

     Tom Anderson, age 55, serves as Executive Vice President & Chief Financial Officer for PremierWest Bancorp and its subsidiary PremierWest Bank. Mr. Anderson previously served as a Director of VRB Bancorp and its subsidiary Valley of the Rogue Bank until its acquisition by Umpqua Holdings Co. in December 2000. Mr. Anderson served as VRB Bancorp's Executive Vice President & Chief Operating Officer and Corporate Secretary, and Valley of the Rogue Bank's Executive Vice President & Chief Operating Officer until June of 1999. Prior to joining Valley of the Rogue Bank in 1977, Mr. Anderson was employed by Bank of America. He has in excess of thirty-four (34) years of experience in the Banking industry.

     Jim Earley, age 51, serves as Executive Vice President & Credit Administrator for PremierWest Bank. Mr. Earley previously served as a Credit Administrator in various banking groups at US Bank from 1993 until 2001. He served as a Credit Examiner with the Farm Credit Administration from 1986 to 1990, a Senior Credit Examiner with Wells Fargo Bank from 1990 to 1993, and a lender with the Department of Commerce prior to 1990. Mr. Earley holds a Master of Science degree from Oregon State University in Agricultural and Resource Economics, as well as two undergraduate degrees. He has twenty-three (23) years of experience in the financial services industry.

     Bob DuMilieu, age 57, serves as Executive Vice President over Branch Administration. Mr. DuMilieu has thirty seven (37) years of banking experience and was hired by PremierWest in April 2002 as Senior Vice President and Regional Manager for Oregon. Prior to joining PremierWest he served as Regional Manager for Western Bank and Washington Mutual Bank. Mr. DuMilieu is a past state President (1975-76) of the Oregon Jaycees; he attended Southern Oregon State University and is a graduate of Pacific Coast Banking School.

COMPOSITION OF THE BOARD

        In accordance with the NASD listing standards, the Board of Directors is comprised of a majority of independent directors. The Board has reviewed the relationships between non-management directors and management of Bancorp and PremierWest Bank and determined that John A. Duke, Thomas R. Becker, Dennis N. Hoffbuhr, Patrick G. Huycke, James L. Patterson, Rickar D. Watkins, John B. Dickerson and Brian Pargeter are all independent as defined in the NASD listing standards.

        Bancorp has not adopted a formal policy requiring that all board members attend the annual meeting of shareholders; however, all board members are encouraged to attend all shareholders' meetings. Last year, nine of ten board members were in attendance at the annual meeting of shareholders.

        The full Board of Directors held eight (8) meetings during 2005. Eight of the director nominees attended one hundred (100) percent of the total number of meetings held in 2005. Two of the director nominees, Dennis Hoffbuhr and Brian Pargeter, attended seven (7) meetings or eighty eighty-percent (88)of the total number of meetings held in 2005.

Board Committees

        During 2005, the Board of Directors of Bancorp maintained an Audit Committee; Compensation Committee; Executive Committee, which is comprised of a majority of independent directors; and a Nomination Committee, which is a subcommittee of the Executive Committee.

Audit Committee

     The directors currently serving on the Audit Committee are James L. Patterson (Chairman), John Dickerson, Brian Pargeter and Thomas Becker. Each member of the Audit Committee is independent in accordance with the applicable NASD listing standards. Each member has the requisite employment and experience necessary and appropriate to serve on the Audit Committee. None of the current members qualify as an "audit committee financial expert." However, in accordance with the NASD listing standards, at least one member possesses employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Audit Committee is responsible for oversight of the accounting, auditing and financial reporting processes, including the review and preparation of financial information disclosed to the public; monitoring the internal controls over financial accounting; and the performance and selection of the independent auditors. The Audit Committee is also responsible for receiving and investigating all inquiries and complaints relating to Bancorp's accounting and auditing procedures and policies. The Board has adopted an Audit Committee charter that is available on its website at www.premierwestbank.com.

     The Audit Committee held six (6) meetings during 2005. All committee members attended one hundred (100) percent of the total number of meetings held in 2005.

Executive Committee

     In accordance with the Bancorp Bylaws, the Board of Directors has designated an Executive Committee which is comprised of seven (7) members, a majority of which the Board of Directors has determined to be independent in accordance with the NASD listing standards. The Committee members are John Duke, Patrick Huycke, James Patterson, Brian Pargeter, John Anhorn, Richard Hieb and Tom Anderson. Mr. Anhorn, Mr. Hieb and Mr. Anderson are not independent and do not participate in any deliberations or vote on matters of which the NASD listing standards require be performed by independent board members.

     The Executive Committee is responsible for designing, implementing and monitoring corporate governance policies and a code of ethics, evaluating the performance of the full Board, identifying qualified director nominees, and ensuring compliance with the NASD listing standards and other corporate governance regulations promulgated under the Sarbanes-Oxley Act of 2002. The Executive Committee delegates its duties relative to selection of director nominees to a Nominating Committee comprised solely of independent members of the Executive Committee. The Executive Committee has adopted a charter that is available on PremierWest's website at www.premierwestbank.com.

     The Executive Committee held nine (9) meetings during 2005, and all committee members attended at least eighty-eight (88) percent of those meetings.

Compensation Committee

        The Compensation Committee is comprised of John Duke, Patrick Huycke, James Patterson and Brian Pargeter, all of whom the Board of Directors has determined are independent as required by the NASD listing standards. The Compensation Committee is responsible for establishing the compensation of the Chief Executive Officer and approving the compensation of the executive officers upon recommendation of and after consultation with the Chief Executive Officer. Additionally, the Compensation Committee is also responsible for overseeing the design and administration of certain compensation plans for Bancorp officers, directors and employees. The Compensation Committee has adopted a charter that is publicly available on the Bancorp website at www.premierwestbank.com.

        The Compensation Committee held five (5) meetings during 2005, and all committee members attended one hundred (100) percent of those meetings.

Nominating Committee

        The Nominating Committee is comprised of John Duke, Patrick Huycke, James Patterson and Brian Pargeter, all of whom are independent as required by the NASD listing standards. The Nominating Committee is responsible for evaluating the composition of the Board of Directors and selecting all director nominees for approval by the full Board to stand for election at the annual meeting of shareholders. The Nominating Committee has adopted a charter that is publicly available on PremierWest's website at www.premierwestbank.com.

        The Nominating Committee held three (3) meetings during 2005 and the first two months of 2006, and all committee members attended one-hundred (100) percent of those meetings.

DIRECTOR NOMINATIONS

        The Executive Committee annually reviews the composition of the Board and the contributions of each director of the Board to determine the future needs of the Board. The Nominating Committee, a subcommittee of independent members of the Executive Committee, to the extent it deems necessary and appropriate, consults with the executive officers, other directors, business associates, legal counsel and other community professionals to identify potential candidates and recommends qualified nominees to the full Board for consideration. The full Board evaluates the candidates in the context of the current composition of the Board, the operating requirements of Bancorp and the bank, and the long-term interests of the shareholders. In performing this evaluation, the Board considers the diversity, age, skills, experience and other factors it deems appropriate given the needs of the Board and Bancorp to maintain a balance of knowledge, experience and capabilities. The Board has not used in the past, and does not anticipate using in the future, an outside director search firm to provide potential nominees.

        The new demand for responsible corporate governance and financial reporting has created an increased call for highly qualified and capable public company directors. Qualified director nominees should possess high moral character and personal integrity, high level of leadership or managerial experience, experience and knowledge relative to matters affecting Bancorp, the ability and willingness to contribute to the Board, the ability to exercise sound, independent business judgment, a long term commitment to the interests of shareholders and growth of Bancorp, freedom from conflicts of interest and the ability to dedicate sufficient time to Board activities and duties.

        The Board of Directors plays a critical role in guiding Bancorp and overseeing its management. As a result, the Board seeks to attract and retain qualified candidates for board membership, regardless of the origin of recommendation, including shareholders. Shareholders may recommend potential director nominees to the Board of Directors by providing written notice to the Chairman of the Executive Committee.

        To be effective, the notice must set forth all information required by Rule 14a-8 of the Securities Exchange Act of 1934, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934. In addition, certain information must be provided about the shareholder or shareholder group making a nomination. Finally, a shareholder or shareholder group making a nomination must comply with all other applicable requirements of the Exchange Act, including providing a nominee's consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS

        The Board of Directors has not adopted a formal policy regarding shareholder communications with the Board or individual directors. However, Bancorp maintains an investor relations department to receive and address shareholder inquiries. Currently, the investor relations department screens all inquiries and routes them to the appropriate management personnel or, in the case of corporate governance issues or specific inquiries relating to accounting, auditing and financial reporting practices, to the Chair of the Audit Committee or the appropriate board member. Inquiries relating to operations, financial information or stock ownership should be directed to the attention of management. Shareholders wishing to communicate with the Board must do so in writing and direct communications regarding corporate governance issues and accounting, auditing and financial reporting practices to the attention of the board of directors or Chair of the Audit Committee and mail them to: PremierWest Bancorp, Investor Relations Department, 503 Airport Road, Medford, Oregon 97504. Communications directed to management may be by telephone, fax, and e-mail or in writing. Additional contact information is available on PremierWest's website at www.premierwestbank.com.

DIRECTOR COMPENSATION

     Each director of Bancorp, including employee-directors, received a fee of $2,100 per month in 2005. The Chairman and Vice Chairman of the Board received an additional $500 per month. Non-employee directors who serve on Board committees receive $300 per committee meeting attended. Employee-directors do not receive any additional compensation for service on Board committees. At the discretion of the Compensation Committee, and as approved by the Board of Directors, the non-employee directors may receive stock option grants.

     In accordance with the 2005 Director fees approved by the Board, Directors received the following compensation for service during 2005: John Duke-$37,500, Dennis Hoffbuhr-$27,800, Patrick Huycke-$38,900, James Patterson-$31,500, Thomas Becker-$26,900, Brian Pargeter-$29,750, Rickar Watkins-$30,500, John Dickerson-$27,200, John Anhorn-$25,200 and Rich Hieb-$25,200. Each non-employee director also received stock options for 4,000 shares during 2005 (4,200 adjusted for the 5% stock dividend declared in 2005).

     In 2005, the Compensation Committee evaluated the director compensation practices of Bancorp compared to those of other similar sized banking entities and public companies in the Pacific Northwest and determined that Bancorp's director compensation was appropriate. The Committee did not recommend any change to director compensation for 2006. The annual base compensation for directors is $25,200.

     Beginning January, 2005, pursuant to the terms of the Continuing Benefit Agreements and Director Deferred Compensation Agreements, each director may defer all or any portion of their director fees, which will accrue interest prior to distribution upon termination of service. Also, at the director's expense, the director, their spouse and dependents may participate in group medical, dental, vision and accidental death and dismemberment insurance generally available to Bancorp employees. Under certain circumstances, directors remain eligible for these benefits after termination of service.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

        PremierWest Bank has deposit and lending relationships with many of its directors and officers, as well as with their affiliates. All loans to directors, officers and their affiliates were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal credit risk or present other unfavorable features. All of the loans are current and all required payments thereon have been made. As of December 31, 2005, the aggregate outstanding amount of all loans to officers and directors was approximately $8.9 million, which represented 8.6% of shareholders' equity on that date.

        In the last quarter of 2003, Bancorp issued 11,000 shares of Series A Preferred Stock in a private placement to three investors. John Duke, a current board member, acquired 4,140 shares of Series A Preferred Stock for an investment of $3,622,500. Mr. Duke acquired these shares on the same terms and conditions as the non-affiliated investors and did not participate in any of the deliberations or voting regarding the designation and issuance of the Series A Preferred Stock. In accordance with the NASDAQ listing requirements, this transaction was presented to and ratified by the shareholders at the 2004 annual shareholders' meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

        The following table sets forth certain information regarding beneficial ownership of issued and outstanding shares of PremierWest Bancorp stock as of February 24, 2006 shareholder who is (i) known by the Company to own beneficially more than 5 percent of the outstanding shares of any class of stock, (ii) each of directors (iii) each of our named executive officers, and (iv) all of our directors and named executive officers as a group.

Beneficial Owner	Class of Stock	Amount Beneficially Owned	Notes	Percentage of Class Owned
John Duke Trust	Common	550,950	(2)	3.58%
Patrick G. Huycke	Common	169,999	(3)	1.10%
Thomas Becker	Common	73,922	(4)	*
Dennis Hoffbuhr	Common	67,358	(5)	*
Rickar Watkins	Common	74,140	(6)	*
John Anhorn, CEO	Common	154,146	(7)	*
Brian Pargeter	Common	69,441	(8)	*
Richard Hieb, COO	Common	124,110	(9)	*
James Patterson	Common	21,476	(10)	*
John Dickerson	Common	116,438	(11)	*
Tom Anderson, CFO	Common	60,643	(12)	*
Jim Earley, CCO	Common	19,720	(13)	*
Bob DuMilieu	Common	6,407	(16)
PremierWest 401K Plan	Common	262,083	(14)	1.70%
John Duke Trust	Series A Preferred	4,140		37.6%
Evelyn A. Freed Trust	Series A Preferred	3,430		31.2%
Georges C. St. Laurent, Jr.	Series A Preferred	3,430		31.2%
John A. & Marilyn R. Duke Charitable Lead Annuity Trust	Common	840,000	(1)	5.46%
All Directors and Executive Officers as a group (12 persons and 401K Plan)	Common	1,770,833	(15)	11.26%

*	Represents less than one percent
(1)	Mr. Duke has no beneficial ownership of shares held in the John A. Duke and Marilyn R. Duke Charitable Lead Annuity Trust. Mr. Duke is not a Trustee of the Trust and has no voting authority over these shares.

(2)	Includes (i) 11,829 shares subject to options exercisable within sixty (60) days and (ii) 537,514 held by Trust for the benefit of Mr. Duke. Does not include 4,140 shares of Series A Preferred Stock which may be converted into common stock beginning November 17, 2006 and which have voting rights.

(3)	Includes (i) 139,499 shares held in a Profit Sharing Trust Plan, (ii) 11,829 shares subject to options exercisable within sixty (60) days , (iii) 1,254 shares held in Mr. Huycke's IRA account.
(4)	Includes 28,481 shares subject to options exercisable within sixty (60) days.
(5)	Includes (i) 780 shares held by Mr. Hoffbuhr's spouse and immediate family member, (ii) 11,829 shares subject to options exercisable within sixty (60) days.
(6)	Includes (i) 3,853 shares held in an IRA for the benefit of Mr. Watkins, (ii) 6,340 shares held in SEP account for the benefit of Mr. Watkins, (iii) 20,373 shares held in trust for the benefit of Mr. Watkins, and (iv)38,545 shares subject to options exercisable within sixty (60) days.

(7)	Includes (i) 20,193 shares held in a 401(k) Plan for the benefit of Mr. Anhorn, (ii) 107,963 shares subject to options exercisable within sixty (60) days.

(8)	Includes 2,100 shares subject to options exercisable within sixty (60) days.
(9)	Includes (i) 17,214 shares held in an IRA for the benefit of Mr. Hieb, (ii) 20,117 shares held in a 401(k) Plan for the benefit of Mr. Hieb, (iii) 86,779 shares subject to options exercisable within sixty (60) days.

(10)	Includes (i) 10,281 shares held in a SEP for the benefit of Mr. Patterson and (ii) 11,195 shares subject to options exercisable within sixty (60) days.
(11)	Includes (i) 4,761 shares held in an IRA for the benefit of Mr. Dickerson, (ii) 4,305 shares subject to options exercisable within sixty (60) days, (iii) 107,372 shares held in a family trust for the benefit of Mr. Dickerson.

(12)	Includes (i) 38,850 held in an IRA for the benefit of Mr. Anderson, (ii) 5,209 shares held in a 401(k) plan for the benefit of Mr. Anderson and (iii)16,584 shares subject to options exercisable within sixty (60) days.

(13)	Includes (i) 3,511 shares held in an IRA for the benefit of Mr. Earley, (ii) 5,703 shares held in a 401(k) plan for the benefit of Mr. Earley, and (iii) 10,506 shares subject to options exercisable within sixty (60) days.

(14)	Messrs. Huycke, Anhorn, Hieb, Pargeter, Hoffbuhr and Anderson act as Trustees of the PremierWest 401(k) Plan and are authorized to vote shares held in the Plan. Messrs. Huycke, Anhorn, Hieb, Pargeter, Hoffbuhr and Anderson all disclaim beneficial ownership of the shares held in the Plan, except to the extent of their individual pecuniary interest in the Plan, if any.

(15)	Does not include the 4,140 shares of Series A Preferred stock owned by John Duke which may be converted into common stock beginning November 17, 2006.
(16)	Includes (i) 3,343 shares held in a 401(k) Plan for the benefit of Mr. DuMilieu, and (ii) 1,964 shares subject to options exercisable within sixty (60) days.

EXECUTIVE COMPENSATION

     The following table shows compensation for services in all capacities for the fiscal years ended December 31, 2005, 2004, and 2003 for the President and Chief Executive Officer and any other executive officer that received compensation in excess of $100,000, including salary and bonus, during 2005.

Summary Compensation Table
Name & Principal Position	Year	Salary(1)	Bonus(1)	Securities Underlying Options(3)	Other Compensation(2)	Total Compensation
John Anhorn President & Chief Executive Officer	2005 2004 2003	$250,000 $210,000 $196,524	$125,000 $73,550 $ 48,107	12,600 6,615 6,946	$410,237 $202,335 $164,754	$785,237 $492,185 $416,000
Richard Hieb Sr. Executive Vice President & Chief Operating Officer	2005 2004 2003	$175,000 $150,000 $139,926	$90,000 $52,360 $34,194	10,500 5,513 5,789	$166,799 $104,367 $96,208	$431,799 $311,977 $275,840
Tom Anderson Executive Vice President & Chief Financial Officer	2005 2004 2003	$135,000 $125,000 $115,000	$35,000 $20,000 $20,000	8,400 4,410 3,473	$102,106 $46,594 $9,335	$272,106 $195,794 $147,643
Jim Earley Executive Vice President & Credit Administrator	2005 2004 2003	$125,000 $110,000 $94,800	$35,000 $20,000 $17,500	8,400 4,410 3,473	$71,791 $28,765 $9,212	$231,791 $158,765 $121,512
Bob DuMilieu Executive Vice President Branch Administration	2005 2004 2003	$107,000 $98,000 $90,104	$20,000 $12,000 $8,000	8,400 3,308 2,315	$10,053 $9,485 $6,779	$137,054 $122,635 $106,983

(1)	Includes amounts deferred at the election of the named executive officers pursuant to the 401(k) Plan of PremierWest Bank or deferred compensation agreements in effect during each of the prospective periods.

(2)	Components of this category of compensation include the Company's matching contribution to the PremierWest 401(k) Plan, personal use of company owned automobiles or automobile allowances paid to an executive, premiums for long-term care and disability insurance, interest paid on deferred compensation balances, director fees paid to employee directors, and expenses associated with funding the vested portion of Supplemental Executive Retirement Plans for the named executives.

(3)	Includes the effects of subsequent 5% stock dividends.

EXECUTIVE COMPENSATION PLANS AND AGREEMENTS

During 2004 and 2005, PremierWest entered into new or amended Employment Agreements, Executive Deferred Compensation Agreements, Supplemental Executive Retirement Plan Agreements (SERPs), and Executive Survivor Income Agreements with executive officers John Anhorn, Richard Hieb, Tom Anderson and Jim Earley. Effective March 1, 2006 PremierWest entered into similar agreements with Bob DuMilieu.

Employment Agreements

The Employment Agreements provide the basic terms of each of the executive officers' compensation, benefits, severance, and change in control retention benefits. These agreements renew annually unless, prior to a change in control, the board of directors determines not to extend the agreements. Each of the executive officers is entitled to participate in any benefit or compensation plans provided to other employees. All named executives are provided with a company owned vehicle. PremierWest also provides disability insurance to Messrs. Anhorn and Hieb and reimburses Mr.

Anderson for his disability insurance premiums. PremierWest pays club dues for Messr Anhorn, Hieb, and Earley.

Severance/Change in Control Provisions

        The Employment Agreements also provide for severance benefits in the event PremierWest terminates the executive without "cause," the executive resigns for "good reason," or the executive's employment terminates other than for cause more than 6 months after a change in control. Each of the four executive officers is entitled to a retention bonus if they remain employed for six months following a change in control, which is paid upon termination of employment.

Deferred Compensation Agreements

        Under the Executive Deferred Compensation Agreements, the executives may voluntarily defer receipt of up to 75% of their compensation each year and such deferred compensation accrues interest on the balance of the account. Payment of deferred compensation does not occur until after termination of employment and the timing of the first payment depends on the circumstances of termination.

Supplemental Executive Retirement Plan Agreements

        The SERP's provide retirement benefits for the named executive officers. Messrs. Anhorn, Hieb, Anderson, and Earley may receive up to 42%, 42%, 34%, and 40%, respectively, of their base compensation, for life following termination for Messrs Anhorn and Hieb and 15 years for Messrs Anderson and Earley. The exact percentage is determined based on the timing and reason for the executive's termination of employment.

Executive Survivor Income Agreements

        Under the Executive Survivor Income Agreements, the executive's designated beneficiary will receive a death benefit upon the executive's death. The amount of the death benefits range from $150,000 to $250,000.

        For additional information regarding the specific terms and provisions of the aforementioned agreements, complete copies of the agreements have been filed with the SEC as exhibits to our periodic reports and are accessible on the SEC website at www.sec.gov.

EQUITY COMPENSATION PLAN INFORMATION

PremierWest Bancorp assumed the Bank of Southern Oregon 1992 Combined Incentive and Non-Qualified Stock Option Plan and the United Bancorp Employee Stock Option Plan, as amended. Shareholders of PremierWest Bancorp approved the 2002 PremierWest Bancorp Stock Option Plan in 2002. Options granted under these three plans can be either incentive stock options or non-qualified stock options. The Bank of Southern Oregon Plan expired in 2002. The United Bancorp Employee Stock Option Plan was designated as inactive at the time of the acquisition of United Bancorp by PremierWest Bancorp. The following table sets forth information about our equity compensation plans in effect as of the December 31, 2005.

	(a)	(b)	(c)

	Number of securities to be	Weighted-average exercise	Number of securities remaining
	issued upon exercise of	price of outstanding options,	available for future issuance
	outstanding options, warrants	warrants and rights	under equity compensation
	and rights		plans excluding securities
Plan Category			reflected in column (a)

Equity compensation
plans approved by	908,003	$7.49	380,144
security holders

Equity compensation
plans not approved	0	0	0
by security holders

Total	908,003	$7.49	380,144

		Options Granted in Last Fiscal Year

					Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation for
		Individual Grants			Option Term (1)

		Percentage
		of Total
	Number of	Options	Exercise
	Securities	Granted to	Price
	Underlying	Employees	(Dollars	Expiration
	Options	in Fiscal	per	Date	5%($)	10%($)
	Granted	Year	Share)

John L. Anhorn	12,600	4.21%	$10.52	3/17/2015	$77,656	$196,795
Richard R. Hieb	10,500	3.51%	$10.52	3/17/2015	$64,713	$163,996
Tom Anderson	8,400	2.81%	$10.52	3/17/2015	$51,771	$131,197
Jim V. Earley	8,400	2.81%	$10.52	3/17/2015	$51,771	$131,197
Bob DuMilieu	8,400	2.81%	$10.52	3/17/2015	$51,771	$131,197

(1)	The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted. Actual gains, if any, on the exercise of stock options are dependent on the future performance of our stock and the overall stock market; and therefore, the amounts reflected in this table may not be achieved or may be exceeded.

	Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-the-Money
			Underlying Unexercised		Options at FY-End ($)(1)
			Options at FY-End

	Shares Acquired on
	Exercise (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John L. Anhorn	-	-	103,990	24,838	$782,677	$123,268
Richard R. Hieb	-	-	83,470	20,699	$628,190	$102,729
Tom. Anderson	-	-	11,128	28,019	$93,334	$189,396
Jim V. Earley	-	-	8,089	18,903	$66,378	$106,106
Bob DuMilieu	3,324	$23,685	-0-	16,917		$105,338

(1)	All of the stock options held by Mr. Anhorn, Mr. Hieb, Mr. Anderson, Mr. Earley and Mr. DuMilieu are "in-the-money." In general, a stock option is "in-the-money" when the stock's fair market value exceeds the option exercise price. Value of unexercised options equals the estimated fair market value of a share acquirable upon exercise of an option at December 31, 2005, less the exercise price per share, multiplied by the number of shares acquirable upon exercise of the options. PremierWest Bancorp common stock is quoted on the Nasdaq SmallCap Market. Solely for purposes of the table and for no other purpose, PremierWest estimated that the per-share fair market value of the common stock at December 31, 2005 was $14.00. This is an estimate only and does not necessarily reflect actual transactions.

STOCK PERFORMANCE GRAPH

The graph below compares the yearly percentage change in the cumulative shareholder return on PremierWest Bancorp's common stock during the five fiscal years ended December 31, 2005, with the following indexes: (a) SNL NASDAQ Bank Stocks; (b) Nasdaq Composite Stock Market (U.S. Companies); and (c) Standard and Poor's S&P 500. All values were gathered by SNL Financial LC from sources deemed to be reliable. This comparison assumes $100.00 was invested on December 31, 2000, in PremierWest's common stock, and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends.

     PremierWest was quoted on the Over The Counter Bulletin Board from June 1999 to July 30, 2003. On July 31, 2003, PremierWest Bancorp common stock began trading on the Nasdaq SmallCap Market. For purposes of computing return information for the periods being compared, the chart is based on price information obtained by using the OTCBB quotes from December 2000 to July 30, 2003 as of that date. Price information from July 31, 2003 to December 31, 2005 was obtained by using price quotes as reported by NASDAQ.

AUDIT COMMITTEE REPORT

     The purpose of the Audit Committee is to assist the board of Directors of Bancorp in fulfilling its responsibilities, by overseeing the accounting and financial reporting processes of the Company, and audits of financial statements of the Company. The oversight includes, but is not limited to, reviewing the financial information which will be provided to shareholders and others, the systems of internal controls which management and the Board have established and the performance and selection of independent auditors. The Audit Committee is also responsible for receiving and investigating any complaint relating to the Company's accounting and auditing procedures and policies. The Committee operates under a written charter adopted by the Board of Directors that is available on the Company's website www.PremierWestBank.com.

     With respect to the year ended December 31, 2005, in addition to its other duties, the Committee 1) reviewed and discussed with management and Moss Adams, LLP, the Company's independent auditors, the audited financial statements as of December 31, 2005; 2) reviewed and accepted management's report as to the effectiveness of the system of internal controls; reviewed and discussed with Moss Adams, LLP their certification and testing of those controls; and finding of no material deficiencies requiring disclosure per the Sarbanes-Oxley Act of 2002, Section 404; and 3) discussed and reviewed with Moss Adams, LLP fees paid for services during 2005, the firms independence and determined that the provisions of non-audit related services was compatible with maintaining independence.

     Based on our review and discussions with the auditors and management, the Committee recommended to the Board that audited consolidated financial statements be included in PremierWest Bancorp's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee Members: James L. Patterson (Chairman) Thomas R. Becker John Dickerson Brian Pargeter

		FEES PAID TO AUDITORS

		Approved by		Approved by
		Audit		Audit
	2005	Committee	2004	Committee

Audit Fees (A)
Financial Statements	$84726	100%	$74,962	100%
Sarbanes-Oxley Certification	$111,770	100%	$162,786	100%
Total Audit Fees	$196,496		$237,748

Audit Related Fees(1)(B)	$51,222	100%	$60,275	100%

Tax Fees(2)(B)	$28,282	100%	$33,058	100%

All Other Fees(3)(B)	$30,803	100%	$51,732	100%

TOTAL FEES	$306,803	100%	$382,814	100%

(1)	Includes fees incurred for information technology system review, employee benefit plan audit services, BSA compliance audit services, and out of pocket expenses.
(2)	Includes fees billed for the preparation of state and federal income tax returns, tax planning, and analysis for tax reporting purposes.
(3)	Includes consulting services regarding the Mid Valley Bank acquisition in 2004, performance measurement analysis, and non-financial metric analysis, and interest rate risk review.
	(A)	Accrual basis fees related to year-end audit, whether paid prior or subsequent to December 31.
	(B)	Modified cash-basis fees - represents all billings during the 12 month periods ended December 31.

PRE-APPROVAL POLICIES

        All audit and non-audit services performed by Moss Adams, and all audit services performed by other independent auditors, must be pre-approved by the Audit Committee. These services include, but are not limited to, the annual financial statement audit, audits of employee benefit plans, tax compliance assistance, tax consulting and assistance with executing our acquisition strategy. Moss Adams may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including but not limited to any bookkeeping or related services, internal audit outsourcing, legal services, and performing any management or human resources functions.

BOARD COMPENSATION COMMITTEE REPORT

ON

EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for establishing and administering our executive compensation program. Within the parameters of the current program, the Committee annually reviews executive compensation and recommends to the Board for its approval appropriate modifications, including specific amounts and types of compensation for the senior executive officers. The Committee is responsible for the compensation of the CEO and COO; and reviews for consideration by the Board recommendations of the CEO regarding compensation of other senior executive officers.

Executive Compensation Philosophy

        Our compensation philosophy is to provide a competitive, comprehensive compensation package to attract, retain and motivate highly talented people at all levels of our organization. We are a community banking organization and believe it is important to our success to employ personnel that are active in their local communities. We believe it is particularly important to our success to attract and retain the type of quality executive officers and directors customarily associated with a banking organization similar to PremierWest.

        The specific levels of compensation should reflect the level of job responsibility, the value of the job in the marketplace, and the competition for quality, key personnel in our industry. In addition to a base salary, we have established a cash bonus plan to compensate our executive management team for attaining specific financial goals, while maintaining non-financial goals and objects. We also offer equity-based incentives which encourage our executive officers and directors to focus on maximizing shareholder wealth and provides an additional opportunity to participate in the long-term, growth and financial success of PremierWest.

Establishing Compensation

        Except for the Bonus Program, which is directly related to increases in net profits, executive compensation is not formula based. Based on company and industry performance and market expectations, the Executive Committee annually designs and recommends a strategic plan to the Board for approval. This strategic plan identifies specific goals for growth in assets and earnings for the coming year, which may include: non-interest deposit growth, the level of non-performing assets, loan charge offs and recoveries, new branch expansions, and market share growth within existing markets. Within the parameters of this strategic plan, the Compensation Committee subjectively reviews and evaluates the financial and non-financial results of operations as a measure of the performance of the senior executive officers in implementing and executing such plan. We do not weigh any one particular element or factor more heavily than another; rather the determination is based on the collective judgment and discretion of the Committee members.

        When determining specific levels of compensation, the Committee routinely considers comparative data for executives in the Pacific Northwest for companies of similar size to PremierWest, including regional community bank holding companies. We try to ensure that the executive compensation program as a whole, and individual compensation packages, are within the broad middle range of comparative pay for similar size and structured companies. Individual compensation is established in accordance with the comparative information, experience, and individual performance evaluations.

        The Committee is responsible for determining the compensation package of the CEO and COO. Using a similar methodology, the CEO evaluates the other executive officers and, based on recommendations from, and discussions with, the CEO, the Committee establishes a compensation package for each executive officer. Ultimately, based on recommendations by the Committee, the Board reviews and approves the final compensation.

     Board of director compensation is reviewed from time to time and adjusted to reflect competitive rates with the comparative group of companies. (Amounts paid in 2005 are reflected in the Director Compensation section of this Proxy at page 11). The Committee may retain consultants from time to time to confirm that its compensation program is reasonable and consistent with company objectives.

Components of 2005 Executive Officer Compensation

Base Salary

        Base salaries are based on company and individual performance, both financial and non-financial, internal relativity and current market conditions, including relative pay for the comparative group companies. We use comparative data to test for reasonableness and competitiveness of senior executive salaries. In the discretion of the Committee, however, we also exercise subjective judgment considering company goals and our compensation objectives. Base salaries for 2005 were established in late 2004 in accordance with our annual review policies and are reflected in the Summary Compensation Table on page 14 of this Proxy.

Bonus Program

        The Bonus Program is established each year by the Board and the amount of the bonus available is represented as a percentage of net profits in excess of an established minimum, which is based on the prior year's net profit. The Board establishes specific incremental thresholds of increased net profits and assigns a percentage to each range. As net profits increase beyond certain specified levels, the percentage of the net profits designated for the Bonus Program increases. Additionally, for 2006, the Board approved a discretionary bonus pool in the amount of $300,000. The Committee has sole discretion in determining the amounts of any bonus and to whom such amounts may be paid, if any. For 2005, approximately 30% of the available bonus pool under the Bonus Program was paid to the named executive officers (individual bonuses for each named executive officer are reflected in the Summary Compensation Table on page 14 of this Proxy).

Stock Options

        Historically, we have used stock options as a form of equity compensation as an incentive for management and the board of directors to focus on increasing long-term, shareholder wealth. Options are granted with an exercise price equal to the market value on the day of grant and have a term of 10-years. Beginning on the first anniversary of the grant date, the options vest incrementally over time, gradually increasing in the percentage from year to year until fully exercisable, this is generally five years after the grant date. The number of options granted to individuals is based entirely on the subjective judgment of the Committee; however, we do consider the equity compensation practices of the comparative group of companies. We also use stock options as partial compensation for non-employee directors. These options are for a term of 10 years, have exercise prices equal to the market value on the date of grant and are fully exercisable after two years. In 2005, each non-employee board member received a stock option grant to purchase 4,000 shares (4,200 shares when adjusted for the 5% stock dividend declared in June 2005) and the named executive officers received options to purchase 46,000 shares collectively (48,300 when adjusted for the 5% stock dividend declared in June 2005). Specific grants for the named executive officers are set forth in the Summary Compensation Table on page 14 of this Proxy.

Other Compensation

        We also provide other compensatory benefits for executive officers and directors. We maintain a 401(k) with a company matching provision in which the executive officers may participate; we have established Supplemental Executive Retirement Plans (SERPS) with certain key executive officers; Deferred Compensation Plans, and Executive Survivor Income Agreements. We also maintain club memberships for certain senior executive officers and we provide company vehicles for the all of the named executive officers. Additionally, we have made available to certain executive officers and directors a program to maintain certain health and life insurance benefits after retirement from office or the board. In conjunction with our annual review of the CEO and COO compensation packages, we reviewed the SERPS and employment agreements of the executive officers in 2005 and increased the benefits under the SERP by 2% for the CEO, and extended the payout from 15 years to life for the CEO and COO; amended the employment agreements to reduce the expense to PremierWest associated with change in control payments; and made provisions for payment of long term care premiums for the CEO and COO if such plans are not fully paid at the time their employment terminates. The aggregate cost of these programs for 2005 is reflected in the Summary Compensation Table on page 14 of this Proxy.

Chief Executive Officer Compensation for 2005

        In accordance with our Charter, the Committee reviewed and discussed 2005 performance evaluations of the CEO and COO prepared by the individual board members. We considered these evaluations in the context of senior management's efforts in implementing and executing the strategic plan for 2005 and the results on company performance during the past year. During 2005, as a result of the leadership of the CEO, Bancorp increased net income 44.8%, experienced substantial growth in loans and deposits; and reduced non-performing assets and maintained excellent credit quality. Bancorp also realized improvements in its non-interest bearing deposits, and net interest margins. PremierWest Bank, Bancorp's primary subsidiary, continued to expand establishing additional offices in current or contiguous markets. Based on these results and the over-all continued growth of Bancorp, the Committee approved the bonus paid pursuant to the Bonus Plan for 2005 (refer to the Summary Compensation Table on page 14 for total compensation earned for 2005 in addition to the CEO's annual salary).

        After evaluating the performance of the Chief Executive Officer; reviewing progress achieved towards implementation of the Company's Strategic Plan, and reviewing the Chief Executive Officers total compensation package in comparison to a group of similar structured and like size corporations, the Compensation committee recommended to the full Board of Directors that the Chief Executive Officer's annual base compensation be increased to $275,000 effective January 1, 2006.

Conclusion

        The Committee and the Board believe that our comprehensive, executive compensation programs contribute to the continued success and growth of PremierWest. In our judgment based on the comparative information reviewed and the performance in 2005 and prior years, the compensation of the CEO and other executive officers and directors is reasonable and commensurate with the compensation paid to such persons in similar positions of responsibilities at other companies in a comparative group, and is an important factor in retaining qualified individuals to lead PremierWest.

Submitted by Compensation Committee Members: John A. Duke (Chairman) Patrick Huycke Brian Pargeter James Patterson

CODE OF ETHICS

        The Board of Directors has adopted and approved a Code of Conduct and Ethics which is publicly available on our website at www.premierwestbank.com. Bancorp intends to disclose all amendments to and waivers of this code on our website. During 2005 there were no amendments or waivers of this code.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

        Section 16 of the Securities Exchange Act of 1934 requires that all executive officers, directors, and persons who beneficially own more than 10 percent of the common stock file an initial report of their beneficial ownership of common stock and to periodically report changes in their ownership. The reports must be made with the Securities and Exchange Commission with a copy sent to PremierWest Bancorp.

        Based solely upon our review of copies of the Section 16 filings that we received with respect to the fiscal year ended December 31, 2005, we believe that all reporting persons timely filed all required Section 16 filings with respect to such fiscal year.

OTHER BUSINESS

        The Board knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are presented for a vote at the meeting, the proxy holders will vote shares represented by properly executed proxies at their discretion in accordance with their judgment on such matters.

        At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

TO SHAREHOLDERS

        Our Annual Report is being mailed to shareholders with this proxy statement. Additional copies of the Annual Report may be obtained without charge by writing to Tom Anderson, Executive Vice President & Chief Financial Officer, PremierWest Bancorp, P.O. Box 40, 503 Airport Road, Medford, Oregon 97501.

        Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. Certain information is available electronically at the SEC's Internet web site at www.sec.gov.

        Copies of the public portions of reports to the FDIC may be inspected and copied at the office of the FDIC, 550 17th St. N.W., Washington, D.C. Certain financial information filed by PremierWest with the FDIC is available electronically at the FDIC's Internet web site at www.fdic.gov.

INDEPENDENT PUBLIC ACCOUNTANTS

        Moss Adams LLP, independent Certified Public Accountants, audited the consolidated financial statements of the Company for the years ended December 31, 2005, 2004 and 2003. Representatives of Moss Adams LLP, are expected to be present at the annual meeting, will be given the opportunity to make a statement, and will be available to respond to any appropriate questions.

        During the Company's two most recent fiscal years, Moss Adams LLP, has not advised the Company that: (a) the internal controls necessary to develop reliable financial statements did not exist; (b) information had come to the attention of Moss Adams LLP which made it no longer able or unwilling to rely on management's representation, or unwilling to be associated with the financial statements prepared by management; (c) the scope of the audit should have been expanded significantly; (d) information had come to Moss Adams LLP's attention that it had concluded would, or if further investigated might have, materially impacted the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s)

subsequent to the date of the most recent audited financial statements, or (e) information has come to its attention that it concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to December 31, 2005, that would prevent it from rendering an unqualified audit report, and such issue had not been resolved to Moss Adams LLP's satisfaction.

PROPOSALS OF SHAREHOLDERS

        Any shareholder who wishes to submit a proposal for consideration at the next annual meeting must submit the proposal no later than December 15, 2006, to be entitled to have the proposal included in our Proxy Statement for the next Annual Meeting of Shareholders.

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PREMIERWEST BANCORP

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 25, 2006

Two New Ways to Vote VOTE BY INTERNET OR TELEPHONE 24 Hours a Day - 7 Days a Week It's Fast and Convenient

INTERNET	OR	TELEPHONE	OR	MAIL
www.proxyvoting.com/prwt		1-888-426-7035

• Go to the website listed above.		• Use any touch-tone telephone.		• Mark, sign and date your proxy card.

• Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy card.
• Enter your Control Number located above your name and address		• Enter your Control Number located above your name and address.		• Return your proxy card in the postage paid envelope provided.

• Follow the simple instructions on the website		• Follow the simple recorded instructions.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

            The Board of Directors recommends a vote FOR election of all of the nominees.

        • IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE, USE THE ATTACHED PROXY CARD

The undersigned hereby appoints John L. Anhorn and Richard R. Hieb, and each of them, proxies with full power of substitution to vote on behalf of the undersigned all shares of common stock of PremierWest Bancorp at the Annual Meeting to be held on May 25, 2006, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1. Election of Directors     [     ]  FOR all nominees     [     ]  WITHHOLD AUTHORITY for all nominees*     [     ]  EXCEPTIONS*

*Instructions: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box and strike a line through that nominee's name below. Nominees: 01 John Anhorn, 02 Richard Hieb, 03 John Duke, 04 Patrick Huycke, 05 Thomas R. Becker, 06 Dennis Hoffbuhr, 07 James
Patterson, 08 Rickar Watkins, 09 John Dickerson, and 10 Brian Pargeter.

2. Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

                                                                                                                    The Board of Directors recommends a vote FOR the  election of all of the nominees listed above. Either or both of the proxies (or
                                                                                                                     substitutes)   present  at  the  meeting  may  exercise  all  powers
                                                                                                                     granted  hereby.   The  shares represented by this Proxy  will  be
                                                                                                                     voted  as  specified  above,  but  if  no specification is made, this
                                                                                                                     Proxy will  be voted FOR the election  of all nominees.  Proxies may  vote  in  their discretion  as to other matters that may come before  the meeting. Please date and sign exactly as name appears herein. Joint owners should each sign. Where applicable, indicate position or representative capacity.

                                                                                                                           Dated: ____________________________

                                                                                                                          __________________________________
                                                                                                                          Signature

                                                                                                                          __________________________________
                                                                                                                          Signature

PLEASE DETACH HERE You Must Detach This Portion of the Proxy Card • Before Returning it in the Enclosed Envelope •